SCS Hedged Opportunities (1099) Fund, LLC

__________________________________

Investor Questionnaire

and

Subscription Agreement

__________________________________

To request to participate in this offering, please complete and execute one (1) copy of this Investor Questionnaire and Subscription Agreement and all attachments hereto (together, the “Subscription Documents”) and send it to the Fund’s administrator, U.S. Bancorp Fund Services, LLC (the “Administrator”) via email to investorservices@usbank.com or facsimile to (866) 507-6267, Attn: Investor Services.  The executed originals of the Subscription Documents must be sent as soon as possible to the Administrator at:

U.S. Bancorp Fund Services, LLC
Attention: Investor Services
777 E Wisconsin Avenue
MK-WI-JIS
Milwaukee, WI 53202

SCS Hedged Opportunities (1099) Fund, LLC	Investor Questionnaire and Subscription Agreement

SCS Hedged Opportunities (1099) Fund, LLC

Investment Procedures

Prospective investors (each, an “Investor”) must read carefully the Prospectus and Statement of Additional Information dated August 31, 2012, including any amendments or supplements thereto (as so amended and supplemented from time to time, the “Registration Statement”), for SCS Hedged Opportunities (1099) Fund, LLC (the “Fund”), the Limited Liability Company Agreement of the Fund dated as of April 17, 2012, as amended and/or restated from time to time (as so amended and/or restated from time to time, the “Limited Liability Company Agreement”) and this Investor Questionnaire and Subscription Agreement (this “Subscription Agreement”) prior to subscribing for a limited liability company interest (an “Interest”) in the Fund.

GENERAL INSTRUCTIONS

If you are interested in subscribing for an Interest, please complete all applicable pages as indicated below and promptly return this Subscription Agreement to the Fund’s administrator, U.S. Bancorp Fund Services, LLC (the “Administrator”) in accordance with the instructions on the cover page of this Subscription Agreement.  This Subscription Agreement must be received by the Administrator at least five (5) Business Days (as defined below) prior to the date on which the subscription is to take effect.  The subscription monies payable in cleared funds must be received by the Fund no later than the date on which the subscription is to take effect.  The term “Business Day” refers to any day when the central banking system of the United States is open for business.

All Investors must also complete and submit to the Administrator a Form W-9 (Internal Revenue Service form for Request for Tax Payer Identification Number and Certification), a copy of which form is also included herewith.

The contents of this Subscription Agreement include:

Investor Profile Form (pages 1-4)
Anti-Money Laundering Supplement (pages 5-6)
General Eligibility Representations (pages 7-10)
Subscription Agreement (pages 11-17)
Signature Pages (pages 18-21)

Exhibits:
A.	Form of Incumbency Certificate
B.	Form of Letter of Reference
C.	Beneficial Ownership Information
D.	Trust Ownership Information
E.	Additional Subscription Form
F.	Internal Revenue Service Form W-9
G.	Privacy Policy

Note:  This Subscription Agreement will not be deemed complete and you will not be admitted as a member of the Fund, regardless of whether you have already wired any funds, until all of the required documentation listed above has been received by the Administrator and your subscription has been accepted by the Fund.  You may not receive written notice of such acceptance from the Fund.  If your subscription is not accepted, any funds received in respect of your subscription will be returned to you without interest.

WIRING INSTRUCTIONS

The Investor should send funds to:

Wire Routing Transit Number:	ABA 042000013
Bank Name:	U.S. Bank, N.A.
A/c Name:	Custody Trust Cash
A/c No:	821637949
For further credit to:	Account [--]-[----] SCS Hedged Opportunities (1099) Fund, LLC
Further Referencing the Name of the Investor

IMPORTANT

1.	Please have your bank identify on the wire transfer the name of the prospective Investor.

2.	We recommend that your bank charge its wiring fees separately so that the entire amount you have elected to invest may be invested in the Fund.

3.
In order to comply with anti-money laundering regulations applicable to the Fund and the Administrator, you may be required to have the financial institution responsible for remitting payment on your behalf complete and send a letter of reference to the Administrator.

SCS Hedged Opportunities (1099) Fund, LLC	ii	Investor Questionnaire and Subscription Agreement

INVESTOR PROFILE

I.	GENERAL INFORMATION

Name of Investor		Date of Birth/ Formation
Tax I.D. Number (or equivalent)		U.S. $ Amount of Subscription
Type of Investor—Please check one:
Individual Partnership	Individual Retirement Plan Limited Liability Company	Employee Benefit Plan Corporation
Endowment	Foundation	Trust
Other (Specify): _____________________________
Legal Mailing Address (Exactly as it should appear on labels.) (No P.O. boxes please.):

-	-	-	-
Telephone number                                                                        Fax number

Principal Place of Business Address* (If different from mailing address.) (No P.O. boxes please.):

_______________________________
*If your Principal Place of Business Address is different from your legal registered address (e.g., jurisdiction of incorporation for a corporate investor), please also provide your legal registered address in the space below:

___________________________________________________

___________________________________________________

II.	DELIVERY OF REPORTS AND OTHER COMMUNICATIONS

Please send all communications to (check only one):1

 E-mail address: __________________________    Legal Mailing Address (as set forth above)

 Principal Place of Business Address (as set forth above)     Authorized Representative/ Delegate (as set forth below)

III.	INVESTOR BANK ACCOUNT INFORMATION

Bank Name:	___________________________________________________________
Bank Address:	___________________________________________________________
ABA or CHIPS No.:	___________________________________________________________
SWIFT Code:	___________________________________________________________
Intermediary Bank Name	___________________________________________________________
SWIFT BIC:	___________________________________________________________
Account Name:	___________________________________________________________
Account No. / IBAN No.:	___________________________________________________________
Further Credit Account Name	___________________________________________________________
Further Credit Account Number	___________________________________________________________

1  By electing to have communications sent electronically to the e-mail address you provide, at its discretion, the Fund and/or the Administrator, acting on its behalf, may provide to you (or your designated agents) statements, reports and other communications relating to the Fund and/or your investment in the Fund (including net asset value information, subscription and tender offer notices and activity, annual and other updates of the Fund’s consumer privacy policies and procedures), in electronic form, such as e-mail, in lieu of or in addition to sending such communications as hard copies via fax or mail.  Please note that e-mail messages are not secure in all situations and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be assessed, intercepted, deleted or interfered with without the knowledge of the sender or the intended recipient. None of the Fund, the Fund’s investment adviser or the Administrator makes any warranties in relation to these matters.  Please note that the Fund, the Fund’s investment adviser and the Administrator each reserve the right to intercept, monitor and retain e-mail messages to and from its systems as permitted by applicable law.  If you have any doubts about the authenticity of an e-mail purportedly sent by the Fund, the Fund’s investment adviser or the Administrator, you should contact the purported sender immediately.

SCS Hedged Opportunities (1099) Fund, LLC	Investor Questionnaire and Subscription Agreement

INVESTOR PROFILE

IV.	AUTHORIZED DELEGATES

The following individual or individuals are authorized to act on your behalf to give and receive instructions between the Fund (or its representatives, including the Administrator) and you.  Such individuals are the only persons so authorized until further written notice, signed by one or more of such individuals, is sent to the Administrator.  Please complete the information below.

Authorized Delegate:
First Name: Middle Initial:
Last Name: Suffix:
Company: Relation to Investor:
Telephone Number: Facsimile Number:
E-Mail Address:
Signature: Attach additional pages as necessary for other authorized delegates.

V.	INTERESTED PARTIES

In addition to the authorized delegates listed above, if you would like additional persons to receive copies of all correspondence sent by the Fund to you, please complete the sections below for each of such additional persons.  The Fund shall not take instructions from these persons in connection with your  investment.  Please print name and contact information exactly as it should be printed on all financial/official documents/correspondence.  Include all spaces and capitalization exactly as you wish it to appear.

Name of Interested Party:
First Name: Middle Initial:
Last Name: Suffix:
Company: Relation to Investor:
Mailing Address (No P.O. boxes please.): Address – Line 1 Address – Line 2 Address – Line 3 Address – Line 4
Telephone Number: Facsimile Number:
E-Mail Address:

Attach additional pages as necessary.

VI. CUSTODIAN INFORMATION

For any Individual Retirement Account, please provide the following information for the custodian of such account (in lieu of providing such information the Custodian can also affix the customary stamp where indicated below):
Firm Name:
Firm Address:
TIN/ Tax ID:
Telephone Number:                                                                                                  Facsimile Number:
Email Address for Investor statements:
Account Registration Format:
Custodian Stamp:

SCS Hedged Opportunities (1099) Fund, LLC	Investor Questionnaire and Subscription Agreement

ANTI-MONEY LAUNDERING SUPPLEMENT

I.	PAYMENT INFORMATION

1.Name of the bank from which your payment to the Fund is being wired (the “Wiring Bank”), which should be the same bank listed in this Agreement: __________________________________________________
2.Is the Wiring Bank located in an Approved FATF Country*? (For a list of Approved FATF Countries, please refer to the footnote below). Yes No
3.Is your payment wired from an account in your name as a customer of the Wiring Bank? No third party payments will be accepted by the Administrator. Yes No
4.Are you a Regulated Institution/Foreign Regulated Institution in an Approved FATF Country?
   YesNo

If “Yes,” the Investor hereby warrants and represents that this subscription is in compliance with all applicable laws and regulations.
If “Yes,” is this investment made as principal, for the account, risk and beneficial interest of the Institution?
   Yes   No

5.Are you a company quoted on a securities exchange in an Approved FATF Country, if so, what exchange? ________________________________________ Yes No
6.Are you a company which is a regulated member of a recognized investment exchange in an Approved FATF Country, if so, what exchange? ____________________________ Yes No
7.Are you a government or official government agency (or local, state, sovereign body) in an Approved FATF Country? Yes No
8.Are you an institution or foreign regulated institution in an Approved FATF Country, acting as a nominee or as an intermediary for underlying owners, and are you the registered owner on the Subscription Agreement?   If you answered “Yes” to each question in (4) above, the answer to this question should be “No.”
   Yes   No

The Subscription Amount must be wired from an account in the Investor’s name.  If the Investor is not wiring the payment from a bank located in the U.S. or other Approved FATF Country, the Investor must contact the Administrator for further instructions prior to wiring the payment, which may result in a delay or rejection of the subscription.

If you answered “No” to each of (2) through (8) above, the Administrator may require additional information.  By way of example, the Administrator may require that the Investor provide the materials outlined in Section II immediately below.

II.           AML INFORMATION

The Administrator requires the Investor to provide additional materials outlined in this Section II.  The Administrator may request additional information with respect to any Investor.

1.	Individual Investors:

(i)	Social security number and eligible certified copy of an unexpired government-issued picture identification form (e.g., valid passport or driver’s license);
(ii)	Proof of the individual’s current residential address (e.g., current utility bill or a bank statement), if not included in the form of picture identification.

2.	Non-individual Investors:

(a)	Corporate Evidence

Corporation (each of the following):

(i)	Certified copy of Certificate of Incorporation;
(ii)	Certified copy of Memorandum and Articles of Association (or By-Laws or other comparable governing document);
(iii)	List or Register of Directors including names, occupations, residential and business addresses and dates of birth;
(iv)	Properly authorized mandate of the directors to open/operate an account or establish the business relationship and authorizing the subscription;
(v)	List of names and addresses of shareholders holding 10% or more of the issued share capital of the company and in the case of individual shareholders their occupations and dates of birth; and
(vi)
Specimen signatures of persons authorized to bind the Investor with regard to its investments with name and office held printed underneath (a sample Incumbency Certificate is attached hereto as Exhibit A).

Limited Partnership (or limited liability company documentation) (each of the following):

(i)	Certified copy of Certificate of Limited Partnership or Formation;
(ii)	Certified copy of Limited Liability Company Agreement or Operating Agreement;
(iii)
Properly authorized mandate of the Members/Partners/Directors of the Manager or the Managing Member; directors to open/operate an account or establish the business relationship and authorizing the subscription;

(iv)	List or Register of Members/Partners/or Directors of the Manager or the Managing Member including names, occupations, residential and business addresses and dates of birth; and
(v)
Specimen signatures of persons authorized to bind the Investor with regard to its investments with name and office held printed underneath (a sample Incumbency Certificate is attached hereto as Exhibit A).

Trust:

(i)	Certified copy of Trust deed; and
(ii)	Details of all Settlors, Beneficiary(ies) and Trustee(s).

(b)
Control Person Evidence.  Provide social security numbers and legible certified copies of a government issued picture identification (e.g., passport) and certified copy of proof of a current address (e.g., a certified copy of a current utility bill or a bank statement) for the persons listed below under (i), (ii), (iii) or (iv) as applicable:

(i)	Corporation: at least two Directors (including an Executive Director where available), and Beneficial Owners with over 5% interest (or principal control);

(ii)	Partnership/LLC: the Manager or at least two Partners or Control Persons (or Managing Members);

(iii)	Trust: the Trustee(s), Settlor(s) and Beneficiaries;

(iv)	For all entities: Person signing the Subscription Agreement (if different from above).

* As of August 1, 2012, territories and organizations (each, a “FATF Country”) that make up the membership of the Financial Action Task Force are: Argentina, Australia, Austria, Belgium, Brazil, Canada, China, Denmark, European Commission, Finland, France, Germany, Greece, Gulf Co-operation Council, Hong Kong, China, Iceland, India, Ireland, Italy, Japan, Kingdom of the Netherlands, Luxembourg, Mexico, New Zealand, Norway, Portugal, Republic of Korea, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Turkey, United Kingdom, and United States.  (Source: www.fatf-gafi.org.)

SCS Hedged Opportunities (1099) Fund, LLC	Investor Questionnaire and Subscription Agreement

GENERAL ELIGIBILITY REPRESENTATIONS

I.	INVESTOR INFORMATION

(1)           The Investor hereby warrants and represents that:

(Please initial one and complete blanks)
Initial	1.	The Investor is organized under the laws of: and has its principal place of business in:
Initial	2.	If the beneficial ownership of the Investor is held by an individual, such individual is at least 21 years of age and is a resident of:
(2)           The Investor is, or is acting on behalf of, a Plan.2

  True      False

(3)           The Investor is, or is acting on behalf of, an entity the underlying assets (or a portion of the underlying assets) of which include Plan Assets.3  (Please skip this Item (3) and answer Item (4) below if the Investor is a life insurance company.)

  True.  If “True,” the percentage (determined in accordance with Section 3(42) of ERISA) of interests in the Investor held by Benefit Plan Investors1 is _________%.

  False

(4)           The Investor is a life insurance company that is investing in the Fund with assets that include Plan assets from either (i) a separate account or (ii) its general account (including the assets of a wholly owned subsidiary of its general account).

  True      False

If “True,” the Investor is investing assets of its:

General Account, including the assets of a wholly owned subsidiary of its general account, and the percentage of such general account assets that are Plan Assets is _________%.

Separate Account

(5)           The Investor is subject to rules or regulations similar to the fiduciary responsibility provisions of ERISA and/or the prohibited transaction provisions of Section 4975 of the Code.  For example, if the Investor is a “governmental plan,” as defined in Section 3(32) of ERISA, it may be established and governed by a state law similar to ERISA.

True.  If “True,” please specify the law or rule:
__________________________________________________________.

False

(6)           The Investor is exempt from U.S. Federal income tax.

  True.  If “True” please indicate the basis for the exemption:

__________________________________________________________.

  False

If "True", please indicate the basis for the exemption:  ______________________________.

(7)           The Investor’s date of formation is ___________________________

If at any time the foregoing representations become inaccurate, the Investor will immediately notify the Fund.

II.           CERTIFICATION OF NON-FOREIGN STATUS

For All Investors

The Investor certifies that it is a U.S. person (as that term is defined in the U.S. Internal Revenue Code, including income tax regulations) and that it is NOT (1) a non-resident alien or (2) a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the U.S. Internal Revenue Code of 1986, as amended, including income tax regulations) for purposes of U.S. Federal income taxation.  The Investor agrees to notify the Fund promptly, but not later than 60 days after the date it becomes a foreign person or entity.  The Investor further certifies that its name, U.S. tax identification number, home address (in the case of an individual) and business address (in the case of an entity), as they appear on the Investor Profile Form in this Subscription Agreement, are true and correct.  The Investor makes these certifications under penalty of perjury and understands that they may be disclosed to the U.S. Internal Revenue Service by the Fund and that any false statement contained in this paragraph could be punished by fine and/or imprisonment.
INVESTOR

Print Name of Investor

By:
      Authorized Signature

Print Name of Authorized Signatory

Print Title of Authorized Signatory

Date

III.           INVESTOR ELIGIBILITY

Each Investor must complete at least Items III(A) and III(B), if applicable.

A.      “Accredited Investor” Status (all Investors must complete this Item A)

In order to establish whether the Investor is an “Accredited Investor” within the meaning of Rule 501(a) under the U.S. Securities Act of 1933, as amended (as so amended, the “Securities Act”), please review the below categories and, if applicable, check the box or boxes below that are next to the categories under which you qualify as an Accredited Investor.  In addition, by checking one or more of the boxes below, you represent and warrant that you have the financial ability to bear the economic risk of your  investment in the Fund and have adequate means for providing for your current needs and possible personal and other contingencies.

(Please check applicable box or boxes below.)

(Check if applicable)  The Investor is an “Accredited Investor,” within the meaning of Rule 501(a) under the Securities Act, and has checked the box or boxes below that are next to the categories under which the Investor qualifies as an Accredited Investor.  As one of the qualifications for being an Accredited Investor, the Investor represents and warrants that the Investor has the financial ability to bear the economic risk of the Investor’s investment and has adequate means for providing for the Investor’s current needs and possible personal and other contingencies.

(1)	Individual

(a)
The Investor is a natural person who has an individual net worth, or joint net worth with that person’s spouse, of at least $1,000,000 at the time of purchase of the Interests4 or has had an individual income (exclusive of any income attributable to his or her spouse) of at least $200,000 in each of the last two years, or a joint income with his or her spouse of at least $300,000 in each of those years, and reasonably expects to reach the same income level in the current year.

(b)	The Investor is a director, Executive Officer5 or a general partner of the Fund of Investment Adviser.

(2)	Corporations, Foundations, Endowments, Massachusetts or Similar Business or Statutory Trusts, Partnerships or Limited Liability Companies

(a)	The Investor has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered; or

(b)          All of the Investor’s equity owners are Accredited Investors (as described in this Section III.A).  (If this category is applicable, the Investment Adviser and the Administrator, in their sole and absolute discretion, may request information regarding the basis on which such equity owners are accredited.)

(3)	Employee Benefit Plans

(a)          The Investor is an “employee benefit plan,” within the meaning of Title I of ERISA (whether or not subject to Title I), and the decision to invest in the Fund was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser.  The name of such plan fiduciary is: ______________________________________

or

(b)          The Investor is an employee benefit plan within the meaning of Title I of ERISA (whether or not subject to Title I) and has total assets in excess of $5,000,000; or

(c)          The Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, and has total assets in excess of $5,000,000.

(4)	Individual Retirement Accounts, Keogh Plans and Other Self-Directed Defined Contribution Plans

The Investor is an individual retirement account, Keogh Plan or other self-directed defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account and the investing participant is an Accredited Investor because such participant has a net worth of at least $1,000,0006 or has had an individual income (exclusive of any income attributable to his or her spouse) of at least $200,000 in each of the last two years, or a joint income with his or her spouse of at least $300,000 in each of those years, and reasonably expects to reach the same income level in the current year.  (If this category is applicable, the Investment Adviser and the Administrator, in their sole and absolute discretion, may request information regarding the basis on which such participants are accredited.)

(5)	Section 501(c)(3) Organizations

The Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code, was not formed for the specific purpose of acquiring the securities offered, and has total assets in excess of $5,000,000.

(6)	Trusts

(a)          The Investor has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities offered, and its purchase is directed by a sophisticated person.  As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment; or

(b)          The Investor is (i) a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association, or other institution as defined in Section 3(a)(5)(A) of the Securities Act, (ii) acting in a fiduciary capacity and (iii) subscribing for the purchase of the securities being offered on behalf of a trust account or accounts; or

(c)          The Investor is a revocable trust that may be amended or revoked at any time by the grantors thereof and all of the grantors are Accredited Investors.  (If this category is applicable, the Investment Adviser and the Administrator, in their sole and absolute discretion, may request information regarding the basis on which such grantors are accredited.)

(7)	Banks, Savings and Loans and Similar Institutions

The Investor is a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association, or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual capacity.

(8)	Insurance Companies

The Investor is an insurance company as defined in Section 2(13) of the Securities Act.

(9)	Business Development Companies

The Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

(10)	Brokers and Dealers

The Investor is a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(11)	Registered Investment Companies

The Investor is an investment company registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(12)	Small Business Investment Companies

The Investor is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

B.           Bank Holding Company Act Subject Person Status

The Investor (Check if applicable):

is subject to, or wishes to be treated as if it were subject to the U.S. Bank Holding Company Act of 1956, as amended.

IV.           PAY TO PLAY

Please check the appropriate box below if the Investor is or is investing on behalf of:

•	Any state of the United States or a political sub-division of a state of the United States.

•	Any agency, authority, or instrumentality of a state of the United States or political subdivision of a state of the United States.

•
           A pool of assets sponsored or established by a state of the United States or political subdivision thereof or any agency,authority or instrumentality thereof, or a general fund of a state of the United States.

•	Any plan or program of any person covered by this Section IV.

•	An officer, agent, or employee of a state of the United States or political subdivision or any agency, authority orinstrumentality thereof, acting in their official capacity.

2 As defined in and/or determined in accordance with Section 2.13 below in this Subscription Agreement.

3 As defined in Section (42) of ERISA and any regulations promulgated thereunder and in Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA.

4 For purposes of this Subscription Agreement, “net worth” means the excess of “total assets” at fair market value over “total liabilities.”  In calculating the Investor’s “total assets,” the value of the Investor’s primary residence is excluded.  In calculating the Investor’s “total liabilities,” the related amount of any indebtedness secured by the primary residence (up to such residence’s fair market value) may generally be excluded as a liability, provided that any increase in indebtedness secured by the investor’s primary residence incurred within 60 days prior to the purchase of Interests and any indebtedness secured by the residence in excess of the value of such residence should be considered a liability and deducted from the Investor’s net worth.

5 “Executive Officer” shall mean the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs policy making function, or any other person who performs similar policy making functions.

6 Please see footnote 3 above for a definition of “net worth.”

SCS Hedged Opportunities (1099) Fund, LLC	Investor Questionnaire and Subscription Agreement

SUBSCRIPTION AGREEMENT

SCS Hedged Opportunities (1099) Fund, LLC

SCS Hedged Opportunities (1099) Fund, LLC
c/o U.S. Bancorp Fund Services, LLC
777 E Wisconsin Avenue
MK-WI-JIS
Milwaukee, WI 53202
Attn.:  Investor Services

Email: investorservices@usbank.com
Facsimile: (866) 507-6267

Dear Sir/Madam:

The undersigned investor (the “Investor”) wishes to invest in the SCS Hedged Opportunities (1099) Fund, LLC, a limited liability company organized under the laws of the State of Delaware (the “Fund”), and to purchase a limited liability company interest (each, an “Interest”) in the Fund upon the terms and conditions set forth herein, in the Prospectus and Statement of Additional Information of the Fund dated August 31, 2012 (as the same may be supplemented, updated, modified or amended from time to time, the “Registration Statement”) and in the Limited Liability Company Agreement of the Fund (as the same may be amended and restated from time to time, the “Limited Liability Company Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Registration Statement.  All references herein to “dollars” or “$” are to U.S. dollars.

Note:           This Investor Questionnaire and Subscription Agreement (the “Subscription Agreement”) contains representations upon which the Fund, SCS Capital Management, LLC, the Fund’s manager (the “Investment Adviser”), U.S. Bancorp Fund Services, LLC, the administrator of the Fund (the “Administrator”), and the Fund’s other advisors will rely in determining the eligibility of prospective investors to subscribe for an Interest.

The Investor hereby represents, warrants, agrees and acknowledges as follows:

1.	SUBSCRIPTION FOR AN INTEREST

1.1 The Investor agrees to become a member of the Fund and, in connection therewith, hereby irrevocably subscribes for and agrees to purchase an Interest in, and to make a capital contribution in respect thereof to the Fund in the amount set forth on the Signature Page hereto (the “Subscription Amount”), subject to the acceptance of this subscription by the Fund.  The minimum initial capital contribution for an Interest is $25,000, subject to the right of the Board to accept capital contributions of a lesser amount.  The Subscription Amount does not include an amount for any transfer taxes or any other form of tax.  Subject to any legal or regulatory restrictions, the Investor’s payment will be held by the Administrator in a subscription account if received prior to the applicable subscription date.  The Investor will not be paid any interest from the subscription account.

1.2 The Investor understands and agrees that the Fund reserves the right to reject this subscription for an Interest for any reason or no reason, in whole or in part, and at any time prior to its acceptance.  If this subscription is rejected, the Subscription Amount will be returned without interest promptly to the Investor and this Subscription Agreement shall have no force or effect.  Upon acceptance of this subscription by the Fund and entry into the Fund’s Schedule of Investors, the Investor shall become a “member” of the Fund and shall be subject to the Limited Liability Company Agreement.  The Investor agrees that any Interest purchased pursuant hereto will be held subject to the terms and conditions of the Limited Liability Company Agreement.

2.	REPRESENTATIONS AND COVENANTS OF THE INVESTOR

2.1 The Investor is acquiring the Interest for its own account, for investing purposes only and not with an intent to resell or distribute the Interest (or any distributions received from the Fund in whole or in part), and the Investor agrees that it will not sell or otherwise transfer the Interest without registration under the Securities Act or an exemption therefrom, and compliance with the Limited Liability Company Agreement.  The Investor understands and agrees that it must bear the economic risk of its investment for an indefinite period of time.  The Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of an Interest in the Fund.  The Investor understands the Interest can only be transferred with the prior written authorization of the Fund, which may be withheld in Fund’s sole and absolute discretion.  The Investor understands that the Fund may cause a compulsory repurchase of all or any portion of the Investor’s Interest in accordance with the Limited Liability Company Agreement.

2.2 If the Investor has utilized a purchaser representative, the Investor has previously given the Fund notice in writing or such fact, specifying in such notice that such purchaser representative would be acting as its “purchaser representative,” as defined in Rule 501(h) under the Securities Act.

2.3 The Investor has received, carefully read and understands the Limited Liability Company Agreement and the Registration Statement outlining, among other things, the organization and investment objectives and policies of, and the risks, conflicts of interest and expenses of an investment in, the Fund.  The Investor acknowledges that it has made an independent decision to invest in the Fund and that, in making its decision to subscribe for an Interest, the Investor has relied solely upon the Registration Statement, the Limited Liability Company Agreement and independent investigations made by the Investor (irrespective of any information provided to the Investor in accordance with Section 2.5).  No representations or warranties have been made to the Investor by the Fund, the Investment Adviser, the Administrator or any partner, member, officer, employee, agent, affiliate or subsidiary of any of them, other than the representations of the Fund in the Registration Statement.  The Investor is not relying on the Fund, the Investment Adviser, the Administrator or any other person or entity with respect to the legal, accounting, business, investment, pension, tax or other economic considerations involved in this investment other than the Investor’s own advisors that are not affiliated with any of the foregoing persons.  The Investor’s investment in the Interest is consistent with the investment purposes, objectives and cash flow requirements of the Investor and will not adversely affect the Investor’s overall need for diversification and liquidity.

2.4 The Investor acknowledges that it is not subscribing pursuant hereto for an Interest as a result of or pursuant to:  (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site whose information about the Fund is not password protected) or broadcast over television or radio; (ii) any seminar or meeting whose attendees, including the Investor, had been invited as a result of, or pursuant to, any of means set forth in (i); or (iii) as a result of or subsequent to any solicitations by a person not previously known to the Investor in connection with investment in securities generally.

2.5 The Investor has been provided an opportunity to obtain any additional information concerning the offering, the Fund and the Investment Adviser to the extent the Fund or the Investment Adviser possesses such information or can acquire it without unreasonable effort or expense, and has been given the opportunity to ask questions of, and receive answers from, the Investment Adviser concerning the terms and conditions of the offering and other matters pertaining to this investment.

2.6 The Investor has not reproduced, duplicated or delivered the Registration Statement, the Limited Liability Company Agreement or this Subscription Agreement to any other person, except professional advisors to the Investor or as instructed by the Fund.

2.7 The Investor has such knowledge and experience in financial, tax and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Fund and is able to bear such risks.  The Investor has an overall commitment to investments which are not readily marketable that is not disproportionate to the Investor’s net worth, and the Investor’s investment in the Fund will not cause such overall commitment to become excessive.  The Investor has obtained, in the Investor’s judgment, sufficient information from the Fund to evaluate the merits and risks of such investment. The Investor has evaluated the risks of investing in the Fund, understands there are substantial risks of loss incidental to the purchase of an Interest and has determined that the Interest is a suitable investment for the Investor and consistent with the general investment objectives of the Investor.  The Investor has consulted, to the extent deemed appropriate by the Investor, with the Investor's own advisors as to the financial, tax, legal and related matters concerning an investment in the Fund and, on that basis believes that an investment in the Fund is suitable and appropriate for the Investor.  The Investor meets any additional or different suitability standards imposed by the state or jurisdiction of the Investor’s residence or incorporation or imposed by any other applicable laws and has complied with, and will comply with, all applicable laws relating to the Investor’s acquisition of the Interest.

If the Investor is a non-discretionary client of the Investment Adviser or an affiliate thereof, the Investor acknowledges and agrees that the decision to acquire and Interest was made by the Investor based on the Investor’s own analysis, either alone or with the assistance of the Investor’s own professional advisors, of the merits and risks of the investment.

In addition, the individual responsible for the Investor’s investment in the Fund (including any advisor or consultant) has been responsible for decisions to invest (whether on behalf of the Investor or others) in a significant way in investments such as publicly-traded U.S. equity securities, widely-held mutual funds, closed-end investment companies, private investment partnership or limited liability company units, other non-publicly traded securities and futures and options on futures.

2.8 The Investor is aware of the limited provisions for transferability and repurchase by the Fund and has read the Registration Statement and the Limited Liability Company Agreement.  The Investor has no need for liquidity in this investment, can afford a complete loss of the investment in the Interest and can afford to hold the investment for an indefinite period of time.  The Investor understands that while the Fund generally is expected to conduct a tender offer on a quarterly basis to permit the Investor to tender a portion or all of its Interest for repurchase by the Fund (subject to any and all limitations, conditions and restrictions described in the Registration Statement), there is no requirement that such tender offers occur on this basis.  The Investor acknowledges that distributions, including, without limitation, the proceeds of a tender offer, may be paid in cash, in kind or in some combination thereof.

2.9 The Investor acknowledges and is aware of the following: (i) the speculative nature and the degree of risk involved in the Fund’s proposed investment activities, as described under the caption “Certain Risk Factors” in the Registration Statement; (ii) the Portfolio Funds may utilize leverage as part of their investment strategies; (iii) there are certain actual and potential conflicts of interest that should be considered by the Investor before subscribing for an Interest; (iv) the tax effects that may be expected by the Fund are not susceptible to precise prediction, and future legislation, future rulings of the U.S. Internal Revenue Service and court decisions may have an adverse effect on one or more of the tax elections made by the Fund; and (v) valuations for certain purposes under the Limited Liability Company Agreement may be unaudited and/or estimated and the Investment Adviser has certain rights with respect to valuing securities.

2.10 The Investor understands that the representations, warranties, agreements, undertakings and acknowledgments made by the Investor in this Subscription Agreement, including the Investor Profile and all information which the Investor provides concerning the Investor, the Investor’s status, financial position and knowledge and experience of financial, tax and business matters, will be relied upon by the Fund, the Investment Adviser and the Administrator in determining whether to admit the Investor as a member of the Fund and in connection with the Fund’s compliance with federal and state securities laws.  Each of such representations, warranties, agreements, undertakings and acknowledgments shall survive the Investor’s admission to the Fund.  The Investor hereby agrees that each representation and warranty made hereunder will be deemed to be reaffirmed by the Investor (i) as of the effective date of this subscription and (ii) each time the Investor makes an additional investment in the Fund and the act of making such additional investment will be evidence of such reaffirmation.  The Investor will provide any additional information reasonably requested by the Fund, the Investment Adviser or the Administrator, including information regarding eligibility to invest, the source of funds invested and confirmation of identity. The Investor agrees to notify the Fund immediately if any of the Investor’s representations and warranties contained in this Subscription Agreement become untrue, inaccurate or incomplete in any respect.

2.11 The Investor has all requisite power, authority and capacity to acquire and hold the Interest and to execute, deliver and comply with the terms of each of the instruments required to be executed and delivered by the Investor in connection with the Investor’s subscription for the Interest, including without limitation this Subscription Agreement and the Limited Liability Company Agreement, and such execution, delivery and compliance does not conflict with, or constitute a default under, any instruments governing the Investor, any law, regulation or order, or any agreement or other undertaking to which the Investor is a party or by which the Investor may be bound.  The person executing and delivering each of such instruments on behalf of the Investor has all requisite power, authority and capacity to execute and deliver such instruments, and, upon request by the Fund, the Investment Adviser or the Administrator, will furnish to the Fund a true and correct copy of any instruments governing the Investor, including all amendments thereto.  The Investor has the legal competence and capacity to execute each of such instruments.  The signature on each of such instruments is genuine and each of such instruments constitutes a legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms.

2.12 (For IRA Investors Only) The person executing this Subscription Agreement on behalf of the IRA (the “Fiduciary”) represents and warrants to the Fund that:

(a)  such person is a “fiduciary” of such IRA and trust and/or custodial account within the meaning of Section 4975(e)(3) of the Internal Revenue Code or other comparable non-ERISA laws and such person is authorized to execute the Subscription Agreement;

(b)  the Fiduciary is: (i) responsible for the decision to invest in the Fund; (ii) independent of the Fund and the Investment Adviser and its affiliates; and (iii) qualified to make such investment decision; and

(c)  the purchase of an Interest by the Investor will not result in a non-exempt prohibited transaction under  the Internal Revenue Code.

2.13 (For ERISA Investors Only)  If the Investor is (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Part 4 of Subtitle B of Title I of ERISA and/or (ii) a “plan” within the meaning Section 4975(e)(1) of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code (a “Plan”), the person executing this Subscription Agreement on behalf of the Plan (the “Fiduciary”) represents and warrants to the Fund that:

(a)  such person is a “fiduciary” of such Plan and trust and/or custodial account within the meaning of Section 4975(e)(3) of the Internal Revenue Code or other comparable non-ERISA laws and such person is authorized to execute the Subscription Agreement;

(b)  the Fiduciary is: (i) responsible for the decision to invest in the Fund; (ii) independent of the Fund and the Investment Adviser and its affiliates; and (iii) qualified to make such investment decision;

(c)  the purchase of an Interest by the Investor will not result in a non-exempt prohibited transaction under  the Internal Revenue Code; and

(d)  unless otherwise indicated in writing to the Fund, the Plan is not a participant-directed defined contribution plan.

2.14 The Investor hereby acknowledges and understands that (i) the Fund may enter into agreements with placement agents providing for a payment from the Investor to the particular placement agent and (ii) the Investment Adviser may agree to pay a placement agent a one-time or ongoing fee based upon the amount of the capital contribution of an Investor introduced to the Fund by the agent.

2.15 The Investor understands that the value of any capital account of the Investor under the Limited Liability Company Agreement, and the performance of the Fund, may be based on unaudited (and in some cases, estimated) valuations of the Fund’s investments and that any valuations provided in the Investor’s account statement may be unaudited, estimated values.  Interests, and therefore the value of an Investor’s capital account, may be divided into and represented by units with a variable net asset value per unit.

2.16 The Investor understands that Bingham McCutchen LLP (“Bingham”) serves as legal counsel to the Fund, the Investment Adviser and certain of their affiliates and not to any Investor by virtue of its investment in the Fund, and that no independent counsel has been retained to represent investors in the Fund.  The Investor understands that Bingham has not independently verified any factual assertions made in the Registration Statement and is not responsible for the Fund’s compliance with its investment program or applicable law.  The Investor represents and warrants that it is not subscribing to invest in the Fund as a result of Bingham’s participation in the preparation of the Registration Statement or its representation of the Fund, the Investment Adviser or any of their affiliates.

2.17 The Investor understands and agrees that the Fund, the Investment Adviser or the Administrator may present this Subscription Agreement and the information provided in answers to it to such parties (e.g., affiliates, attorneys, auditors, administrators, agents, contractors, brokers and regulators) as it deems necessary or advisable to facilitate the acceptance and management of the Investor’s capital contributions including, but not limited to, in connection with anti-money laundering and similar laws, the compliance with applicable law and any relevant exemptions thereto by the Fund, the Investment Adviser, the Administrator or any of their affiliates, or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Fund, the Investment Adviser, the Administrator or any of their affiliates are a party or by which they are or may be bound.  The Fund, the Investment Adviser or the Administrator may also release information about the Investor if directed to do so by the Investor or any of its authorized persons, if compelled to do so by law, or in connection with any government or self-regulatory organization request or investigation.

2.18 Prospective Investors should check the website of the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at <http://www.treas.gov/ofac> before making the following representations.

The Investor hereby acknowledges that, to the best of its knowledge, the Fund seeks to comply with all applicable laws and regulations concerning anti-money laundering and terrorist financing and other related activities.  The Investor represents and warrants that the amounts contributed by it to the Fund were not and are not directly or indirectly derived from activities that may contravene any applicable laws and regulations to which the Investor may be subject, including anti-money laundering, anti-corruption, anti-bribery and anti-terrorism laws and regulations, and that acceptance by the Fund of such amounts will not breach any such laws or regulations.

Federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.7  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at:

http://www.treas.gov/resource-center/sanctions/Pages/default.aspx.  In addition, the programs administered by OFAC prohibit dealing with individuals or entities in certain countries and territories regardless of whether such individuals or entities appear on the OFAC lists.

The Investor hereby represents and warrants that none of (i) the Investor, (ii) any person controlling or controlled by the Investor, (iii) if the Investor is a privately held entity (including a corporation, limited liability company, trust or partnership), any person having a beneficial interest in the Investor, or (iv) any person for whom the Investor is acting as agent or nominee in connection with this investment, is a country, territory, individual or entity named on an OFAC list, or is a person or entity prohibited under the OFAC Programs, or resident in, organized or chartered under the laws of a jurisdiction that has been designated by the Secretary of the U.S. Treasury Department under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.  The Investor, if an entity, or acting as an agent or nominee, represents and warrants that it has adopted procedures designed to elicit information from the persons described in clauses (ii) through (iv) above that substantiate the statements contained in the foregoing representation.  To the extent that the Fund, the Investment Adviser and/or the Administrator request evidence of the Investor’s identity, the Investor agrees to provide such evidence and will represent and warrant that the information provided is genuine and all related information provided is accurate.  The Investor acknowledges that due to anti-money laundering requirements operating within their respective jurisdictions, the Administrator and the Fund (as the case may be) may require, and reserve the right to request, further identification of the Investor before an application request can be processed, and the Administrator and the Fund shall be held harmless and indemnified against any loss arising as a result of a failure to process the application if such information as has been required by the parties has not been provided by the Investor.  The Investor understands that the information provided herein will be relied upon by the Fund and the Administrator for the purpose of determining the eligibility of the Investor to purchase and hold an Interest.  The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase an Interest.  The Investor hereby waives any right of legal action in the event of any loss suffered as a result of any refusal by the Fund or the Administrator to process a subscription or transfer of an Interest pending receipt of any requested verifications of identity or other information in connection therewith.

The Investor represents, warrants and covenants that: (i) it has carried out thorough due diligence to establish the identities of its beneficial owners and has complied with all applicable money-laundering and similar laws, regulations and orders to which the Investor is subject, (ii) based on such due diligence, no such beneficial owners are on the OFAC list, (iii) it holds the evidence of such identities and status and will maintain all such evidence for at least five years from the date of the Investor’s complete withdrawal from the Fund, and (iv) it will make available such information and any additional information requested by the Fund and/or the Administrator that is required under applicable regulations.

If the Investor is a financial institution (as defined under the USA PATRIOT Act), the Investor represents that it has an appropriate anti-money laundering program that complies with all applicable laws, rules and regulations and has obtained appropriate background information regarding all of the officers, managers, directors, trustees and beneficial owners of the Investor.

Please be advised that the Fund or the Administrator may not accept any amounts from a prospective Investor if the Investor cannot make the representations set forth in the preceding paragraphs.  If an existing Investor cannot make these representations, the Fund or the Administrator may take such actions as may be required under applicable law.

The Investor agrees to notify the Fund and the Administrator promptly should the Investor become aware of any change in the information set forth in these representations.  The Investor is advised that, by law, the Fund or the Administrator may be obligated to “freeze the account” of such Investor, either by prohibiting additional investments from the Investor, declining any withdrawal requests and/or segregating the assets in the account in compliance with governmental regulations, and the Fund or the Administrator may also be required to report such action and to disclose the Investor’s identity to OFAC or other applicable governmental or regulatory authorities.  The Investor further acknowledges that the Investment Adviser and the Administrator may, by written notice to the Investor, suspend the payment of withdrawal proceeds or any payment for the repurchase of all or any part of an Interest to such Investor if the Fund reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Fund, the Investment Adviser, the Administrator or any of the Fund’s other service providers.

The Investor acknowledges that due to money laundering requirements operating within their respective jurisdictions, the Fund, the Administrator and any entity acting on the Fund’s behalf will require further identification of the Investor and/or the source of its funds before this subscription for an Interest can be processed, and may also require receipt of the information from the Investor’s remitting financial institution before this subscription for an Interest can be processed.  The Investor agrees that the Fund and the Administrator shall be held harmless and indemnified by the Investor against any loss arising from the failure to process this subscription for an Interest if such information as has been required from the Investor has not been provided by the Investor.

2.19 The Investor represents and warrants that none of: (i) the Investor; (ii) any person controlling or controlled by the Investor; or (iii) any person for whom the Investor is acting as agent or nominee in connection with this investment is a senior foreign political figure,8 or any immediate family member9 or close associate10 of a senior foreign political figure as such terms are defined in the footnotes below.

2.20 The Investor understands that the Fund and the Administrator may review lists of high-risk countries, non-cooperative countries and territories, and countries of primary money laundering concern generated by the U.S. Department of Treasury and the Financial Action Task Force (“FATF”), as applicable, to determine if the Investor is located in one of those jurisdictions or using a wiring bank in one of those jurisdictions.  The Fund and the Administrator reserve the right to refuse to accept funds from such an Investor or require the withdrawal of such Investor’s capital or take such other actions as may be required under applicable law.  The Fund and the Administrator also reserve the right to monitor accounts and transaction activity for suspicious activity, to conduct additional investigations of such activity, and to report such activity as necessary.

2.21 If the Investor is a non-U.S. banking institution (a “Non- U.S. Bank”) or if the Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Non-U.S. Bank, the Investor represents and warrants to the Fund that:

(a)  the Non-U.S. Bank has a fixed address, other than solely an electronic address, in a country in which the Non-U.S. Bank is authorized to conduct banking activities;

(b)  the Non-U.S. Bank employs one or more individuals on a full-time basis;

(c)  the Non-U.S. Bank maintains operating records related to its banking activities;

(d)  the Non-U.S. Bank is subject to inspection by the banking authority that licensed the Non-U.S. Bank to conduct banking activities; and

(e)  the Non-U.S. Bank does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a regulated affiliate.

2.22 The Investor understands and agrees that any proceeds from a repurchase of its Interest by the Fund paid to the Investor will be paid to the same account from which the Investor’s investment in the Fund was originally remitted, unless the Fund, in its sole and absolute discretion, agrees otherwise.

2.23 The Investor agrees that, upon the request of the Fund, the  Investment Adviser and/or the Administrator or its delegate, the Investor will provide such information as the Fund, the Investment Adviser and/or the Administrator require to satisfy applicable anti-money laundering laws and regulations, including, without limitation, the Investor’s anti-money laundering policies and procedures, background documentation relating to its directors, trustees, settlors and beneficial owners, and audited financial statements, if any.  Furthermore, the Investor understands that the Fund, the Investment Adviser and the Administrator may release confidential information about the Investor and, if applicable, any underlying beneficial owners, to proper authorities if required by law or if the Fund, the Investment Adviser or the Administrator, in its sole discretion, determines that it is in the best interests of the Fund in light of relevant rules and regulations under the laws set forth above.

2.24 If the Investor is investing for its own account, the Investor represents and warrants that: (i) it is not acting as agent, representative, intermediary/nominee or in any similar capacity for any other individual or entity, (ii) no other individual or entity will have a beneficial or economic interest in the Interest for which the Investor hereby subscribes, and (iii) the amounts contributed to the Fund by the Investor originated directly from a bank or brokerage account in the name of the Investor.  If the Investor is an intermediary investing in its own name on behalf of other subscribers, the Investor represents and warrants that: (i) it is subscribing for the Interest as a record owner in its capacity as an agent, representative or nominee on behalf of one or more subscribers (the “Underlying Investors”) and agrees that the representations, warranties and covenants made herein are made by it on behalf of itself and the Underlying Investors, (ii) the amounts contributed to the Fund with respect to the Underlying Investors originated directly from a bank or brokerage account in the name of the Underlying Investors, (iii) it has all requisite power and authority from the Underlying Investors to execute and perform the obligations undertaken herein, (iv) it has carried out agreed identification procedures with regard to all Underlying Investors, and (v) it has established the identity of all Underlying Investors, holds evidence of such identities and will make such information available to the Fund upon request.  The Investor acknowledges that additional investments by the Investor may be refused and/or a request for withdrawal may be delayed or declined if the Fund reasonably believes it does not have satisfactory evidence of the Underlying Investors’ and the Investor’s identity.

3.	GENERAL

3.1 The Investor agrees to indemnify and hold harmless the Fund, the Investment Adviser, the Administrator and each of their affiliates, and each other person, if any, who controls, is controlled by, or is under common control with, any of the foregoing, within the meaning of Section 15 of the Securities Act, and their respective current, former and future officers, directors, partners, managers, members, shareholders, owners, employees, and agents (collectively, the “Fund Parties”) against any and all loss, liability, claim, damage and expense whatsoever (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) arising out of or based upon (i) any false representation or warranty made by the Investor, or breach or failure by the Investor to comply with any covenant or agreement made by the Investor, in this Subscription Agreement or in any other document furnished by the Investor to any of the foregoing in connection with this transaction or (ii) any action for securities law violations instituted by the Investor which is finally resolved by judgment against the Investor.  The Investor also agrees to indemnify each Fund Party for any and all damages, costs, fees, losses and expenses (including legal fees and disbursements) in connection with or resulting from any misrepresentation or misstatement by the Investor contained herein or the assertion of the Investor’s lack of proper authorization from any underlying subscriber for whom the Investor is acting as trustee, agent, representative or nominee (such underlying subscriber, the “Beneficial Owner”) to enter into this Subscription Agreement or perform the obligations hereof.  The Investor agrees to indemnify and hold harmless each Fund Party from and against any tax, interest, additions to tax, penalties, reasonable attorneys’ and accountants’ fees and disbursements, together with interest on the foregoing amounts at a rate determined by the Fund computed from the date of payment by the Fund through the date of reimbursement to the Fund, arising from the Fund’s failure to withhold and pay over to the U.S. Internal Revenue Service or the taxing authority of any other jurisdiction any amounts computed, as required by applicable law, with respect to the income or gains allocated to or amounts distributed to the Investor with respect to its Interest during the period from the Investor’s acquisition of the Interest until the Investor’s transfer of the Interest in accordance with the Limited Liability Company Agreement.  If for any reason (other than the willful misfeasance, gross negligence or bad faith of the entity which would otherwise be indemnified) the foregoing indemnification is unavailable to, or is insufficient to hold such Fund Party harmless, then the Investor shall contribute to the amount paid or payable by the Fund Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Investor on the one hand and the Fund Parties on the other but also the relative fault of the Investor and the Fund Parties, as well as any relevant equitable considerations.  The reimbursement, indemnity and contribution obligations of the Investor under this section shall be in addition to any liability which the Investor may otherwise have, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Fund Parties.

3.2 The Investor’s subscription payment shall be made by wire transfer no later than the effective date of this subscription, pursuant to the payment instructions contained herein, subject to the Fund’s sole discretion to agree in writing to different terms.  Subscription payments in the form of marketable securities may only be made by prior arrangement with the Fund, and such payments may be accepted or rejected in the Fund’s sole discretion.  The Investor understands that the subscription payment made herewith will be held for the benefit of the Investor as described in the Registration Statement.  Any amounts received with respect to rejected subscriptions will be returned promptly to the Investor without interest thereon, net of any applicable escrow fees and bank charges.

3.3 Each party hereto shall pay its own separate expenses relating to its subscription and purchase of the Interests, including any commissions or finders fees.

3.4 If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

3.5 If any answers provided or background documentation required under this Subscription Agreement are found to be false, forged or misleading, the Investor understands that the Fund may, among other things, involuntarily repurchase the Investor’s Interest in the Fund as permitted under the Limited Liability Company Agreement.

3.6 No guarantees have been made to the Investor about future performance or financial results of the Fund.

3.7 The Investor has not borrowed any portion of its contribution to the Fund, either directly or indirectly, from the Fund, the Investment Adviser, or any affiliate of the foregoing.

3.8 The Fund, the Administrator and their designated agents, are each hereby authorized and instructed to accept and execute any instructions in respect of the Interests given by the Investor in written or electronic form or by facsimile.  If instructions are given by the Investor by electronic mail or facsimile, the Investor agrees to keep the Fund and the Administrator indemnified against any loss of any nature whatsoever arising to any of them as a result of any of them acting or not acting upon such electronic mail or facsimile instructions.  The Investor further understands and acknowledges that neither the Fund nor the Administrator shall be responsible for any mis-delivery or non-receipt of any instructions the Investor may send by electronic mail or facsimile.  The Fund, the Administrator and each of their designated agents, may rely conclusively upon and shall incur no liability in respect of any action take upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons of the Investor.

3.9 Neither this Subscription Agreement nor any term hereof may be supplemented, changed, waived, discharged or terminated except with the written consent of the Investor and the Fund.

3.10 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that this Subscription Agreement shall be governed, construed and enforced in accordance with the laws of the State of Delaware. The Investor hereby irrevocably agrees that any suit, action or proceeding with respect to this Subscription Agreement or the Fund and any or all transactions relating hereto and thereto may be brought in the courts of the Commonwealth of Massachusetts.  The Investor hereby irrevocably: (i) submits to the jurisdiction of such courts with respect to any such suit, action or proceeding and agrees and consents that service of process as provided by the laws of the Commonwealth of Massachusetts may be made upon the Investor in any such suit, action or proceeding brought in any of said courts, and may not claim that any such suit, action or proceeding has been brought in an inconvenient forum; and (ii) consents to the service of process out of any of the aforesaid courts, in any such suit, action or proceeding, by the mailing of copies thereof, by certified or registered mail, return receipt requested, addressed to the Investor at the address of the Investor then appearing on the records of the Fund.  Nothing contained herein shall affect the right of the Fund to commence any action, suit or proceeding or otherwise to proceed against the Investor in any other jurisdiction or to serve process upon the Investor in any manner permitted by any applicable law in any relevant jurisdiction.  Any action or proceeding brought by a Fund Party against one or more Investors or the Fund relating in any way to this Subscription Agreement or the Limited Liability Company Agreement may, and any action or proceeding brought by any other party against any Fund Party or the Fund relating in any way to this Subscription Agreement or the Limited Liability Company Agreement shall, be brought and enforced in the courts of the Commonwealth of Massachusetts.  The Investor and the Fund irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to laying the venue of any such action or proceeding in the courts of the Commonwealth of Massachusetts and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

3.11 The Investor agrees and acknowledges as follows:

(a) The Investor shall not distribute any information regarding the Fund, the Investment Adviser or any of their respective affiliates without the express written approval of the Fund or the Investment Adviser, as applicable, for any reason, including, without limitation, to any third party for such third party’s use of such information in any form of printed, electronic or “on-line” publication, newsletter or circular, whether publicly or privately distributed.  The Investor agrees to keep on a strictly confidential basis any information related to its investment in the Fund and/or the performance of such investment in the Fund.

(b) All information concerning the Fund, its affiliates and their respective businesses and/or affairs (including, without limitation, all reports and notices received by the Investor from the Fund) shall be maintained as confidential by the Investor.  The Investor shall not disclose such information to any person or entity, except for information that is otherwise publicly available or required to be disclosed by applicable law.  (The Investor may, however, share information with its investment advisers, accountants and attorneys, provided that such investment advisers, accountants and/or attorneys undertake to hold such information confidential to the same extent set forth herein, and not in any manner or respect to use any of such information for their personal gain.)

(c) The Fund and the Investment Adviser would be subject to potentially irreparable injury as a result of any breach by the Investor of the covenants and agreements set forth in this Section 3.11, and that monetary damages would not be sufficient to compensate or make whole either the Fund or the Investment Adviser for any such breach.  Accordingly, the Investor agrees that the Fund or the Investment Adviser and each of them shall be entitled to equitable and injunctive relief, on an emergency, temporary, preliminary and/or permanent basis, to prevent any such breach or the continuation thereof.

(d) The Fund is not intended to be a tax shelter or a reportable transaction under U.S. Treasury Regulation Section 1.6011-4T.  Notwithstanding anything in this Subscription Agreement or in any other agreement or document to the contrary, the structure and tax aspects of the Fund are not confidential and the Investor’s investment in an Interest is not a “confidential transaction” under U.S. Treasury Regulation Section 1.6011-4T(b)(3).  Notwithstanding anything in this Subscription Agreement or in any other agreement or document to the contrary, the Fund and the Investor agree that, from the commencement of discussions with respect to a potential investment in an Interest by the Investor, the Investor (and each of its employees, representatives and agents) is permitted to disclose to any and all persons or entities, without limitation of any kind, the structure and tax aspects of such investment, and all materials of any kind (including opinions and other tax analyses, if any) that are provided to the Investor related to such structure and tax aspects.  In this regard, the Investor acknowledges and agrees that the Investor’s disclosure of the structure or tax aspects of such investment is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding).  Furthermore, the Investor acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of an investment in an Interest is limited in any other manner (such as where transactions are claimed to be proprietary or exclusive) for the benefit of any other person or entity.

(e) The Investor consents to the disclosure of any information contained herein, and any other information furnished to the Investment Adviser or the Fund, to any governmental authority, self-regulatory organization and, to the extent required by law or regulation, to any other person.

3.12 The headings in this Subscription Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

3.13 This Subscription Agreement (a) shall be binding upon the Investor and the legal representatives, successors and permitted assigns of the Investor, (b) shall survive the admission of the Investor as a member of the Fund, (c) shall, if the Investor consists of more than one person, be the joint and several obligation of all such persons and (d) including the exhibits hereto, constitutes the entire arrangement and understanding between the parties hereto regarding their subject matter.  This Subscription Agreement supersedes any prior or contemporaneous arrangements and understandings, written or oral, between the parties regarding the same.  This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts.  The counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties do not execute the same counterpart.

3.14 Privacy Policy.  The Investor hereby acknowledges receipt of the Fund’s privacy policy, attached hereto as Exhibit G.

4.	ADDITIONAL INFORMATION AND SUBSEQUENT CHANGES IN THE FOREGOING REPRESENTATIONS; LEGENDS

The Fund, the Investment Adviser and the Administrator may request from the Investor such additional information as it may deem necessary to evaluate the eligibility of the Investor to acquire an Interest, and may request from time to time such information as it may deem necessary to determine the eligibility of the Investor to hold an Interest or to determine the Fund’s compliance with applicable regulatory requirements or the Fund’s tax status, and the Investor agrees to provide such information as may reasonably be requested.

The Investor agrees to notify the Fund promptly if there is any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund, the Investment Adviser or the Administrator may reasonably require.

[Signature Page Follows]

7	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

8
A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation.  In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

9	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

10
A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

SCS Hedged Opportunities (1099) Fund, LLC	Investor Questionnaire and Subscription Agreement

SIGNATURE PAGE

The undersigned hereby represents and agrees that:

(a)	the undersigned has received and carefully read and understands this Subscription Agreement, the Registration Statement and the Limited Liability Company Agreement;
(b)	the information contained herein is complete and accurate and may be relied upon;
(c)           all representations and warranties contained herein complete and accurate and may be relied upon; and
(d)
the execution of this signature page constitutes the execution by the undersigned of each of (i) this Subscription Agreement and (ii) the Limited Liability Company Agreement.  No separate signature page to the Limited Liability Company Agreement will be required.

Subscription Amount:  $__________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as a deed this ____ day of ______________, 20__.

INVESTOR*
Print Name of Investor
By: Authorized Signature
Print Name of Authorized Signatory
Print Title of Authorized Signatory

*           If an Investor is an Individual Retirement Account, the owner of the Individual Retirement Account must execute the Subscription Agreement in the spaces provided above, and such owner hereby accepts and agrees to this subscription for an Interest in the Fund.  The trustee or custodian of the Individual Retirement Account must also execute this Subscription where indicated below.

SCS Hedged Opportunities (1099) Fund, LLC	Investor Questionnaire and Subscription Agreement

SIGNATURE PAGE

Name of Trustees or Other Fiduciaries Exercising Investment

Discretion with Respect to Benefit Plan or Trust

Signature	Printed Name	Title

The Investor represents that the following individual or individuals are authorized to act on behalf of the Investor to give and receive instructions between the Fund (or its representatives, including the Fund's administrator) and the Investor. Such individuals are the only persons so authorized until further written notice to the Fund, signed by one or more of such individuals.

Name                                                      Specimen Signature

_____________________________                                                                _____________________________

_____________________________                                                                _____________________________

_____________________________                                                                _____________________________

SCS Hedged Opportunities (1099) Fund, LLC	Investor Questionnaire and Subscription Agreement

SIGNATURE PAGE

Agreement of Custodian of Individual Retirement Account

The undersigned, being the custodian of the above named Individual Retirement Account, hereby accepts to act as custodian for this subscription.

Print Name of Custodian

By:

Authorized Person

Print Name of Authorized Person

Print Title of Authorized Person

SCS Hedged Opportunities (1099) Fund, LLC	Investor Questionnaire and Subscription Agreement

SIGNATURE PAGE

FOR FUND USE ONLY

ACCEPTANCE OF SUBSCRIPTION*

SCS HEDGED OPPORTUNITIES (1099) FUND, LLC

Subscriber Name: ______________________________________

The foregoing subscription in the amount of $______________ is hereby accepted for and on behalf of SCS Hedged Opportunities (1099) Fund, LLC, as of ___________________, 20____.

SCS HEDGED OPPORTUNITIES (1099) FUND, LLC

By: SCS Capital Management, LLC,
its Manager

By: _________________________________
Name:
Title:

* If the subscription proceeds are not returned to the subscriber within ten (10) business days following the applicable subscription date, the subscription will be deemed to be accepted by the Fund even if this signature page is not returned to the subscriber.

SCS Hedged Opportunities (1099) Fund, LLC	Investor Questionnaire and Subscription Agreement

EXHIBIT A

Form Of Incumbency Certificate

(The Administrator may request this Exhibit to be completed.)

The undersigned, being the __________________ of ____________________________,

Insert Title                        Insert Name of Entity

a ___________________ organized under the laws of _________________________________________

Insert Type of Entity                                                                            Insert Jurisdiction of Organization

(the “Company”), does hereby certify on behalf of the Company that each of the persons named below is a director and/or officer of the Company holding the title at the right of said name and that the signature at the right of said name is the genuine signature of said person and that each of the persons named below is an authorized signatory for the Company.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the __ day of _______________, 20__.

______________________________

Print Name of Entity

By:___________________________

     Authorized Person #1

Print Name of Person #1

Print Title of Person #1

THE UNDERSIGNED, ________________________, a duly authorized ____________
Insert Name of Signatory #2                                                                   Insert Title
of the Company, does hereby certify that ___________________________________ is a duly authorized
Insert Name of Signatory #1
officer of __________________________ and that the signature set forth above is [his][her] true and
Insert Name of Company
correct signature.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the __ day of ________________, 20__.

______________________________

Print Name of Entity

By:___________________________

     Authorized Person #2

Print Name of Person #2

Print Title of Person #2

SCS Hedged Opportunities (1099) Fund, LLC	A-1	Investor Questionnaire and Subscription Agreement

EXHIBIT B

Form Of Letter Of Reference
(The Administrator may request this Exhibit to be completed.)

[Insert on Letterhead of Regulated Institution Remitting Payment]

Dated:  ___________, ______

SCS Hedged Opportunities (1099) Fund, LLC
c/o U.S. Bancorp Fund Services, LLC
777 E Wisconsin Avenue
MK-WI-JIS
Milwaukee, WI 53202

Email: investorservices@usbank.com
Facsimile: (866) 507-6267

Attn.:  Investor Services Department

Re: SCS Hedged Opportunities (1099) Fund, LLC – Letter of Reference

To whom it may concern:

Name of Remitting Institution:

Address of Remitting Institution:

Name of Investor:

Address of Investor:

Name of Investor Account Being Debited:

Account Number Being Debited:

We have credited your account at:

Wire Routing Transit Number:	ABA 042000013
Bank Name:	U.S. Bank, N.A.
A/c Name:	Custody Trust Cash
A/c No:	821637949
For further credit to:	Account [--]-[----] SCS Hedged Opportunities (1099) Fund, LLC

The above information is given in strictest confidence for your own use only and without any guarantee, responsibility or liability on the part of the institution or its officials.

Very truly yours,

_______________________

  Name:

Title:

SCS Hedged Opportunities (1099) Fund, LLC	B-1	Investor Questionnaire and Subscription Agreement

Exhibit C

Beneficial Ownership Information

(The Administrator may request this Exhibit to be completed.)

Instructions:  Please complete and return this Exhibit C and provide the name of every person who is directly, or indirectly through intermediaries, the beneficial owner of 10% or more of any voting or non-voting class of equity interests of the Investor.  If the intermediary’s shareholders or partners are not individuals, continue up the chain of ownership listing their 10% or more equity interest holders until individuals are listed.  If there are no 10% beneficial owners, please write “None.”

Full Name	If Shareholder is an Individual, Insert Name and Address of Principal Employer and Position	Citizenship (for Individuals) or Principal Place of Business (for Entities)

SCS Hedged Opportunities (1099) Fund, LLC	C-1	Investor Questionnaire and Subscription Agreement

EXHIBIT D

Trust Ownership Information

(The Administrator may request this Exhibit to be completed.)

Instructions:  Please complete and return this Exhibit D and provide the name of: (i) every current beneficiary; (ii) every person who contributed assets to the trust (settlors or grantors); and (iii) every trustee.  If there are intermediaries that are not individuals, continue up the chain of ownership listing their 25% or more equity interest holders until individuals are listed.

Full Name and Address	Status (Beneficiary/Settlor/ Trustee)	Citizenship (for Individuals) or Principal Place of Business (for Entities)

SCS Hedged Opportunities (1099) Fund, LLC	D-1	Investor Questionnaire and Subscription Agreement

Exhibit E
SCS Hedged Opportunities (1099) Fund, LLC
Additional Subscription Form

SCS Hedged Opportunities (1099) Fund, LLC
c/o U.S. Bancorp Fund Services, LLC
777 E Wisconsin Avenue
MK-WI-JIS
Milwaukee, WI 53202
Attn.:  Investor Services

Email: investorservices@usbank.com
Facsimile: (866) 507-6267

Dear Sir/Madam:

The undersigned hereby wishes to make an additional capital contribution (the “Additional Capital Contribution”) to its interest in SCS Hedged Opportunities (1099) Fund, LLC (the “Fund”).  The amount of the Additional Capital Contribution is:   $_________________ .

The undersigned acknowledges and agrees:  (i) that the undersigned is making the Additional Capital Contribution on the terms and conditions contained in the Fund’s Investor Questionnaire and Subscription Agreement, dated ___________ ___, 20__, previously executed by the undersigned and accepted by the Fund (the “Subscription Agreement”); (ii) that the representations and warranties of the undersigned contained in the Subscription Agreement are true and correct in all respects as of the date set forth below; (iii) the information provided on the Investor Profile Form in the Subscription Agreement is correct as of the date set forth below; and (iv) the background information provided to the Fund is true and correct in all respects as of the date set forth below.

THE UNDERSIGNED AGREES TO NOTIFY THE FUND PROMPTLY SHOULD THERE BE ANY CHANGE IN ANY OF THE FOREGOING INFORMATION.

Dated:  ________________, 20__

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as a deed this ____ day of ______________, 20__.

INVESTOR
Print Name of Investor
By: Authorized Signature
Print Name of Authorized Signatory
Print Title of Authorized Signatory

SCS Hedged Opportunities (1099) Fund, LLC	Investor Questionnaire and Subscription Agreement

FOR FUND USE ONLY

ACCEPTANCE OF SUBSCRIPTION*

SCS HEDGED OPPORTUNITIES (1099) FUND, LLC

Investor Name: ______________________________________

The foregoing subscription in the amount of $______________ is hereby accepted for and on behalf of SCS Hedged Opportunities (1099) Fund, LLC, as of ___________________, 20____.

SCS HEDGED OPPORTUNITIES (1099) FUND, LLC

By: SCS Capital Management, LLC,
its Manager

By: _________________________________
Name:
Title:

[Signature Page to Additional Subscription Form]

* If the subscription proceeds are not returned to the subscriber within ten (10) business days following the applicable subscription date, the subscription will be deemed to be accepted by the Fund even if this signature pages is not returned to the subscriber.

SCS Hedged Opportunities (1099) Fund, LLC	Investor Questionnaire and Subscription Agreement

EXHIBIT G

SCS CAPITAL MANAGEMENT, LLC AND AFFILIATES

Privacy Policy

As our client, you are entitled to know how we protect your nonpublic personal information and how we limit its disclosure. This privacy policy applies to individuals who invest in one of our funds, or have done so in the past. This privacy policy describes our policies and practices for collecting, disclosing, and safeguarding "nonpublic personal information," which may include financial or other information about you.

Information We Collect

We collect nonpublic personal information about you from the following sources:

➢ Information we receive from you on your investor information forms, account opening forms, subscription agreements, or other forms. This information includes, for example, your name, address, social security number, assets and income.

Information We Disclose

We do not disclose your nonpublic personal information to anyone, except as permitted or required by law. This means, most importantly, that we do not sell Investor information – whether it is your personal information or the fact that you are an Investor in the Funds – to anyone. Instead, we use your information primarily to complete transactions that you request. Here are the details:

➢ To complete certain transactions or account changes that you request, it may be necessary to provide identifying information to nonaffiliated third parties, such as our fund’s administrators and accountants.

➢ In certain instances, we may contract with nonaffiliated third parties to perform services for us and, where necessary, disclose your information (described above) to them. In all such cases, we provide the third party with only the information necessary to carry out its assigned responsibilities and only for that purpose. Further, we require these third parties to treat your nonpublic information confidentially.

➢ Finally, we will release your nonpublic information if you direct us to do so, if we are required by law to do so or in other limited circumstances permitted by law – for example, to protect your account from fraud.

What Happens If You Close Your Account

If you decide to close your account(s), we will adhere to the privacy policies and procedures described in this notice.

Who Has Access to Your Personal Information

We restrict access to your nonpublic personal information to those employees who need to know that information to provide products or services to you. We maintain physical, electronic and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

We Will Keep You Informed

This publication replaces all previous statements of our privacy policy. As required by law, we will notify you annually of our privacy policy. We reserve the right to modify this policy at any time and will keep you informed of changes.

SCS Hedged Opportunities (1099) Fund, LLC	Investor Questionnaire and Subscription Agreement